As filed with the Securities and Exchange Commission on November 2, 1995.

                                                    Registration No. 33-

______________________________________________________________________________
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                 ___________

                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                 ___________

                       Consolidated Natural Gas Company
            (Exact name of registrant as specified in its charter)

            Delaware                                     13-0596475
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                  CNG Tower
                              625 Liberty Avenue
                     Pittsburgh, Pennsylvania  15222-3199
                                (412) 227-1000
             (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive office)
                                 ___________

           L.D. Johnson, Vice Chairman and Chief Financial Officer
                       Consolidated Natural Gas Company
     CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania  15222-3199
                                (412) 227-1000
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                 ___________

       Approximate date of commencement of proposed sale to the public:

         From time to time after this Registration Statement becomes effective when warranted by various factors.
                                 ___________

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /x/

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration Statement for the same offering. / /

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

______________________________________________________________________________
                                  Proposed         Proposed
                                  Maximum          Maximum
Title of Each         Amount      Offering         Aggregate     Amount of
Class of Securities   to be       Price Per        Offering      Registration
to be Registered      Registered  Share (1)(2)(3)  Price (1)(3)  Fee (2)(3)
Common Stock
  ($2.75 par value)...2,000,000   $37.6875         $75,375,000   $25,991.38
______________________________________________________________________________

(1)   Estimated solely for the purposes of computing the registration fee.

(2) Pursuant to Rule 457(c), the registration fee has been calculated based on the average of the high and low sales prices reported on October 27, 1995.

(3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included herein also relates to 130,608 shares of Common Stock registered under Registration Statement No. 33-01040 for which a registration fee of $6,300 was previously paid to the Commission. The shares of Common Stock being registered hereunder, together with the remaining shares of Common Stock registered under Registration Statement No. 33-01040, represent the maximum amount of Securities that are expected to be offered for sale.

______________________________________________________________________________
______________________________________________________________________________

                CONSOLIDATED NATURAL GAS COMPANY
                            CNG Tower
                       625 Liberty Avenue
              Pittsburgh, Pennsylvania  15222-3199

                   DIVIDEND REINVESTMENT PLAN

To All Common Stockholders:

          The Dividend Reinvestment Plan ("Plan") of Consolidated Natural Gas Company ("Company"), as amended, provides each registered holder of the Company's common stock ("common stock" or "stock") with a simple and convenient method of reinvesting dividends and/or making optional cash investments in additional shares of common stock without payment of any brokerage commission or service charge.

          Participants in the Plan may acquire additional shares
by:

          -    reinvesting all of their dividends; or

          - reinvesting any part of their dividends and continuing to receive a check for the uncommitted portion; or

          - making optional cash investment of not less than $25 nor more than $5,000 per quarter, whether they are reinvesting all, a part, or none of their dividends.

          Shares of common stock acquired by participants in the Plan will consist of authorized and unissued shares or treasury shares sold to participants through the Agent (as defined herein) by the Company, or outstanding shares purchased by the Agent on behalf of participants on the open market. The methods for determining the prices of such shares are set forth in the answer to Question 10 of this Prospectus.

          This Prospectus relates to 2,130,608 shares of the Company's common stock, $2.75 par value, registered for sale under the Plan.

   IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE
                           REFERENCE.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
     BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION NOR HAS THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.

         The date of this Prospectus is November 2, 1995

          No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.
This Prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

          Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the date hereof.

                      AVAILABLE INFORMATION

          The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Certain information, as of particular dates, concerning the directors and officers of the Company, their remuneration and any material interests of such persons in transactions with the Company, is disclosed in proxy statements distributed to shareholders and filed with the SEC. Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the SEC in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the public reference facilities in the New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy material and other information concerning the Company may be inspected at the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Company hereby incorporates herein by reference the following:

          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1994;

          (2) the Company's Quarterly Reports on Form 10-Q for the Quarters ended March 31 and June 30, 1995;

          (3)  the Company's Current Reports on Form 8-K dated
April 10, 1995 and June 20, 1995;

          (4) the description of the Registrant's common stock as set forth in the Registrant's Registration Statement
No. 33-48881 on Form S-3.

          All documents filed by the registrant hereafter pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange
Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

          This Prospectus omits certain additional information contained in the Registration Statement filed with the SEC under the Securities Act of 1933, as amended, to which reference is hereby made.

          Upon written or oral request, the Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of the documents incorporated herein by reference, excluding the exhibits thereto. Requests for such documents should be addressed to the Corporate Secretary, Consolidated Natural Gas Company, CNG Tower, 625 Liberty Avenue, Pittsburgh, PA 15222-3199, Telephone No. (412) 227-1183.

                           THE COMPANY

          Consolidated Natural Gas Company is the issuer of the shares of common stock offered hereby. The principal executive offices of the Company are located at CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3199, and its telephone number is (412) 227-1000.

            DESCRIPTION OF DIVIDEND REINVESTMENT PLAN

     1.   What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of common stock with a simple and convenient method of reinvesting dividends and/or making optional cash investments in additional shares of common stock without payment of any brokerage commission or service charge.

     2.   How is the Plan administered?

          The Plan is administered by Society National Bank
("Agent") for participating holders of the Company's common stock. All communications regarding the Plan should refer to Consolidated Natural Gas Company and be addressed to:

          Society National Bank
          Corporate Trust Division
          P.O. Box 6477
          Cleveland, Ohio  44101
          Phone (216) 813-5745 or (800) 542-7792

     3.   May the Plan be suspended, modified or terminated?

          The Plan may be suspended, modified or terminated at any time. Notice of any such suspension, modification or termination will be sent to all participants.

     4. What expenses are incurred by a participant in connection with purchases under the Plan?

          All administrative charges are paid by the Company. However, if at the time of termination, a participant directs the Agent to sell shares credited to the participant's Plan account, the participant will have to pay any related brokerage commission and applicable stock transfer tax and a $5.00 termination fee. (See Question 13.)

     5.   Who is eligible to participate in the Plan?

          All holders of the Company's common stock are eligible to participate, including beneficial owners of common stock whose shares are registered in street or nominee names.

     6.   How and when can a stockholder enroll in the Plan?

          A registered stockholder may enroll in the Plan at any time by completing an Authorization Card and returning it to the Agent. Blank Authorization Cards will be furnished by the Company or the Agent upon request.

          The Company has made arrangements with the Agent to facilitate participation in the Plan by record holders such as brokers and nominees, on a per-dividend basis, on behalf of beneficial owners. Brokers and nominees will be provided forms and information about these arrangements upon request to the Agent. (See Question 8(b).)

          Participation will start with the next quarterly dividend payment after receipt of a properly executed Authorization Card, provided it is received by the Agent on or before the record date for that dividend; otherwise, it will be necessary to delay participation until the next quarterly payment date. Dividend record dates ordinarily are the fifteenth day of January, April, July and October. Dividend payment dates ordinarily are the fifteenth day of February, May, August and November.

     7.   Is partial participation possible under the Plan?

          Yes. A stockholder who desires that the dividends on less than all of the shares registered in his or her name be reinvested under the Plan may indicate such number of shares on the Authorization Card under "PARTIAL DIVIDEND REINVESTMENT" in the answer to Question 8(a).

     8.   (a)  What does the Authorization Card provide?

          The Authorization Card provides for the purchase of additional shares of the Company's common stock through the following investment options:

          A. FULL DIVIDEND REINVESTMENT directs the Company to pay to the Agent all of the participant's dividends on all of the shares then or subsequently registered in his or her name and permits the participant to make optional cash investments for the purchase of additional shares in accordance with the Plan; or

          B. PARTIAL DIVIDEND REINVESTMENT directs the Company to pay to the Agent the participant's dividends on that number of shares designated in the appropriate space of the Authorization Card, and permits the participant to continue to receive cash dividends on the balance of the shares registered in his or her name and to make optional cash investments for the purchase of additional shares in accordance with the Plan; or

          C. OPTIONAL CASH INVESTMENT permits the participant to make optional cash investments for the purchase of additional shares even if none of the participant's dividends on shares registered in his or her name are being reinvested. Optional cash investments cannot be less than $25 nor more than $5,000 per quarter.

A participant may select any one of the above options. In all cases, dividends on shares credited to a participant's Plan account will be reinvested in accordance with the Plan. A participant may change his or her election by written notice to the Agent at the address set forth in the answer to Question 2.

          (b)  What does the Broker and Nominee
               Authorization Form provide?

          The Broker and Nominee Authorization Form provides that the record holder may provide the Agent, not later than five business days following the record date relating to a dividend payment date, with written instructions on an appropriate form, identifying one or more beneficial owners and specifying as to each owner the number of shares with respect to which the dividend is to be reinvested. The Broker and Nominee Authorization Form, therefore, unlike the Authorization Card, contemplates new instructions to the Agent each time a dividend is declared. The Broker and Nominee Authorization Form also provides that the record holder may forward optional cash payments to the Agent, on or before a dividend payment date, along with the written instructions on an appropriate form, identifying the beneficial owner(s) for whom the optional cash payment(s) is or are being made and specifying the amounts of the payments which cannot be less than $25 nor more than $5,000 per quarter per each beneficial owner.

     9.   How does the Plan work?

          DIVIDEND REINVESTMENT

          On each dividend payment date a participant's full or partial dividend will be remitted to the Agent. The Agent will reinvest that dividend, as well as the full dividend on shares credited to the participant's Plan account, either, as determined by the Company, in authorized and unissued shares or treasury shares of common stock purchased directly from the Company by the Agent or in shares purchased on the open market. Credit will be made in whole and fractional shares to the participant's Plan account. A fractional share will earn a proportionate share of future dividends.

          OPTIONAL CASH INVESTMENT

          An optional cash investment may be made by a participant when joining the Plan by enclosing a check or money order (payable to Society National Bank) with the Authorization Card. Thereafter optional cash investments should be accompanied by the form provided with the quarterly statement of the participant's account. The same amount of money need not be invested each quarter and there is no obligation to make an optional cash investment each quarter.

          Provided that they are received by the Agent on or before a dividend payment date, optional cash investments will be invested as of the dividend payment date for the quarter. Under no circumstances will interest be paid on optional cash investments. An optional cash investment should be mailed in time to reach the Agent just before a dividend payment date, but not more than thirty days before such dividend payment date. Except for an initial optional cash investment sent in when first becoming a participant in the Plan, an optional cash investment received by the Agent more than thirty days before a dividend payment date will be returned to the participant. A participant may, without terminating his participation in the Plan, recover any optional cash investment held for investment upon written request received by the Agent not later than two business days prior to a dividend payment date. Dividend payment dates ordinarily are the fifteenth day of February, May, August and November.

          Each optional cash investment made by a participant must be at least $25, and cannot, in any one quarter, exceed $5,000. If all or part of a participant's optional cash investment is not enough to purchase a whole share of common stock, a fractional share will be credited to the participant's Plan account and will earn a proportionate share of future dividends.

     10.  What will be the per-share price
          of stock purchased through the Plan?

          The per-share price of original issue or treasury common stock purchased from the Company with reinvested dividends or optional cash investments will be the closing price of the Company's common stock on the NYSE Consolidated Tape on the dividend payment date.

          The per-share price of open market purchases will be the weighted average of the prices of the purchases made by the Agent to satisfy the reinvestment requirements for a particular dividend payment date.

          The number of shares credited to a participant's Plan account each quarter depends on the amount of the participant's dividend, including the full dividend on shares credited to a participant's Plan account, plus any optional cash investment, and the price of a share of common stock as determined in the preceding paragraphs. Each participant's Plan account will be computed to three decimal places.

     11.  Are stock certificates issued to participants?

          Certificates for shares of stock purchased for a participant will be registered in the name of the Agent or its nominee and, except as provided in the next paragraph, will not be issued in the participant's name while he or she is enrolled in the Plan. Quarterly purchases credited to a participant's Plan account will be confirmed by the Agent as soon as practicable after such purchases are completed.

          A participant who desires to continue enrollment in the Plan, but elects to have whole shares credited to his or her Plan account reissued in his or her name, must do so upon written request to the Agent. The Agent cannot have a standing order to issue certificates for whole shares as they become available in participant's Plan account. Certificates for fractional shares will not be issued under any circumstances.

     12. Is safekeeping available for issued stock certificates?

          The Agent will provide certificate safekeeping. There is a $5.00 charge for each transaction involving the putting of one or more certificates into safekeeping.

     13.  How and when can a participant
          withdraw from the Plan?

          A participant may withdraw from the Plan any time prior to a dividend record date by writing to the Agent. As soon as practicable following termination, the Agent will send the participant a certificate for the whole shares in the participant's Plan account. If the participant so requests, the Agent will sell such shares and remit the proceeds, less any related brokerage commission, applicable stock transfer tax and a $5.00 termination fee. The Agent will sell the shares on the open market as soon as practicable after receipt of a request to terminate; such sale will normally occur on the Monday next succeeding (or next NYSE trading date thereafter if the NYSE is not open on such Monday) the date a participant's request to sell is received. If the request to terminate is received by the Agent on or after the record date for a dividend payment, any dividend paid on the dividend payment date will be invested for the participant's account. Any optional cash investments which had been sent to the Agent prior to the request to terminate will also be invested unless return of the amount is expressly requested in the request for termination and the request for termination is received at least two business days prior to the dividend payment date. The request for termination will then be processed as promptly as possible following such dividend payment date. In every case of termination, the participant's interest in a fractional share will be paid in cash at the closing price of the Company's common stock on the NYSE Consolidated Tape on the day the withdrawal notice is received by the Agent. If that day is not a NYSE trading day, the next subsequent trading day will be substituted.

     14.  What happens when a participant ceases
          to be a stockholder of record?

          If a participant disposes of all shares of stock registered in his or her name, the Agent will continue to reinvest the dividends on the shares credited to the participant's Plan account until otherwise notified.

          The Agent may terminate a participant's Plan account at any time by written notice to the participant.

     15.  Will a participant receive Company
          communications and reports?

          A participant will receive all Company communications and reports, as well as quarterly statements of his or her Plan account, which should be retained for income tax purposes. (See Question 18.) A participant should notify the Agent immediately of any address change in order to prevent Company mailings from becoming undeliverable by the U.S. Post Office.

     16. How will shares held in a participant's Plan account be voted at meetings of stockholders?

          For each meeting of stockholders, a participant will receive proxy material that will enable the participant to vote both the shares registered in his or her name and any whole shares credited to his or her Plan account.

     17. What happens in the event the Company declares a stock dividend, a stock split, or issues subscription rights?

          Stock dividends or split shares distributed by the Company on shares held by the Agent for a participant will be credited to the participant's Plan account. Certificates for stock dividends and split shares distributed on shares registered in the name of a participant will be mailed directly to the participant. In the event of a rights offering, rights on shares of stock registered in the name of a participant, as well as on any whole shares credited to the participant's account under the Plan, will be mailed directly to the participant in the same manner as to holders of stock not participating in the Plan.

     18. What is the federal income tax status of reinvested dividends and shares of stock acquired through the Plan?

          Cash dividends which are reinvested under the Plan at a participant's direction are taxable to the participant in the same manner as cash dividends actually received by the participant. The reinvestment of such dividends does not enable the participant to exclude any portion thereof. Where dividends are reinvested by the Agent through open market purchases of Company common stock, the amount of the dividend treated as received by the participant is increased by the amount of brokerage commissions and service charges paid by the Company on the participant's behalf.

          In the case of optional cash investments wherein the Agent makes such investments through open market purchases, the participant is treated as receiving a dividend in the amount of the brokerage commission and service charges paid by the Company on the participant's behalf.

          In the case of an individual participant, the service charges paid on behalf of the participant, which are treated as dividends to the participant under the above discussion, may be deductible on the participant's income tax return if the participant itemizes deductions. The deductibility of such charges is, however, subject to the 2% floor on miscellaneous itemized deductions.

          The tax basis of shares purchased for a participant pursuant to the dividend reinvestment feature of the Plan is equal to the amount of the reinvested dividend, plus, in the case of open market purchases, the amount of brokerage commissions paid by the Company on the participant's behalf in making such purchase. In the case of optional cash investments, the participant's basis in the shares acquired is equal to the amount of cash paid to the Agent by the participant plus, in the case of open market purchases, the amount of brokerage commissions paid by the Company on the participant's behalf.

          The holding period of newly issued shares purchased from the Company for a participant will begin on the day following the dividend payment date. The holding period for shares purchased on the open market will begin on the day following the date of purchase.

          Upon withdrawal of shares from the Plan, a participant will not realize taxable income when he or she receives certificates for whole shares of stock acquired through the Plan. However, a participant who receives a cash payment for a fractional share credited to his or her Plan account may have a gain or loss recognized with respect to such fraction. Gain or loss may also be recognized by a participant when whole shares are sold, either by the participant or pursuant to his or her request upon withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount a participant receives for such shares or fraction of a share, and the tax basis thereof.

          THE AGENT'S QUARTERLY STATEMENTS OF A PARTICIPANT'S
PLAN ACCOUNT SHOULD BE RETAINED BY THE PARTICIPANT TO HELP
DETERMINE THE TAX BASIS OF SHARES ACQUIRED THROUGH THE PLAN.

          Each year, the Agent will send a participant an information return reporting dividend income received for tax purposes.

     19. What provision is made for foreign stockholders whose dividends are subject to income tax withholding?

          In the case of foreign participating stockholders whose dividends are subject to income tax withholding, an amount equal to the dividends less the amount of tax required to be withheld will be applied to the purchase of shares of stock.

          Optional cash investments by foreign stockholders must be made in United States currency and will be invested in the same manner as optional cash investments made by domestic stockholders.

     20.  Who interprets and regulates the Plan?

          The Company reserves the right to interpret and regulate the Plan as deemed desirable or necessary. Neither the Company nor the Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (1) arising out of failure to terminate the participant's Plan account upon such participant's death prior to receipt of notice in writing of such death, and (2) with respect to the price at which shares are purchased for the participant's Plan account and the time such purchase is made.

 NEITHER THE COMPANY NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR
 PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

                         USE OF PROCEEDS

          The Company does not know the number of original issue or treasury shares that will ultimately be offered to the Plan, the prices at which they will be offered or the timing of offerings, this last being at the sole discretion of the Company. Net proceeds received, when authorized and unissued or treasury shares are sold to participants, will be added to the treasury funds of the Company and will be used to finance, in part, the capital expenditures of its subsidiaries.

                          MISCELLANEOUS

          Society National Bank is both Transfer Agent and Registrar for the common stock. The outstanding shares of common stock are listed on the NYSE, and the shares offered hereby will have been listed on that Exchange, subject to notice of issuance. All shares of the common stock, when issued for not less than its par value, will be fully paid and nonassessable by the Company. Each share of common stock has one vote.

                         LEGAL OPINIONS

          The legality of the common stock has been passed upon for the Company by Stephen E. Williams, Senior Vice President and General Counsel of the Company and of its subsidiary, Consolidated Natural Gas Service Company, Inc., ("Service Company") and Norbert F. Chandler, counsel for the Company and a General Attorney of Service Company. At October 1, 1995,
Mr. Williams owned directly and/or beneficially 12,384 shares of the Company's common stock and has been granted pursuant and subject to the terms of the Company's long-term incentive plans, restricted stock awards of 606 shares and options on 47,455 shares. As of the same date, Mr. Chandler directly and/or beneficially owned 3,481 shares of the Company's common stock and options on 10,311 shares under such long-term incentive plans.

                             EXPERTS

          The consolidated financial statements of Consolidated Natural Gas Company and its Subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The estimates of gas and oil reserves included in the aforesaid 1994 Annual Report are incorporated in this Prospectus by reference thereto in reliance upon the report of Ralph E. Davis Associates, Inc., independent geologists, as experts.

          The estimates of recoverable raw coal reserves included in the aforementioned 1994 Annual Report are incorporated in this Prospectus by reference thereto in reliance upon the report of John T. Boyd Company, mining and geological engineers, as experts.

 _______________________________    ____________________________

         CONSOLIDATED
     NATURAL GAS COMPANY
                                           Consolidated
                                        Natural Gas Company

          CNG Tower
     625 Liberty Avenue
 Pittsburgh, PA  15222-3199

   Phone:  (412) 227-1000                    ______________


      44 Wall Street
 New York, New York  10005
  Phone:  (212) 509-6900

      _______________

  AGENT FOR PARTICIPANTS
   Society National Bank
 Corporate Trust Division                      PROSPECTUS
      P.O. Box 6477
  Cleveland, Ohio  44101                  Dated November 2, 1995
  Phone:  (216) 687-5745

      _____________                          ______________

  CONTENTS FOR PROSPECTUS               DIVIDEND REINVESTMENT PLAN

                          Page
Available Information....   2
Incorporation of
  Certain Information
  by Reference...........   2
The Company..............   3
Description of
  Dividend Reinvestment
  Plan...................   3
Use of Proceeds..........  12
Miscellaneous............  12
Legal Opinions...........  12
Experts..................  12


______________________________    ____________________________

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS



     Item 14.  Other Expenses of Issuance and Distribution

          Not applicable.

     Item 15.  Indemnification of Directors and Officers

          Article Fourteenth of the Company Certificate of
Incorporation reads as follows:

          "FOURTEENTH. To the full extent that the General Corporation Law of the State of Delaware, as the same now exists, permits elimination or limitation of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          To the full extent permitted by law, all directors of the Corporation shall be afforded any exemption from liability or limitation of liability permitted by any subsequent enactment, modification or amendment of the General Corporation Law of the State of Delaware.

          Any repeal or modification of either or both of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any exemption from liability, limitation of liability, or other right of a director of the Corporation with respect to any matter occurring prior to such repeal or modification."

          The Bylaws of the Company provide as follows:

          "A. Each person who at any time is, or shall have been a director, officer, or employee of the Corporation, or serves or has served as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, association or other enterprise (including any employee benefit plan), where such service was specifically requested by the Corporation in accordance with (E) below, or the established guidelines for participation in outside positions (such service hereinafter being referred to as "Outside Service"), and is threatened to be or is made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is, or was, a director, officer, or employee of the Corporation or a director, officer, employee, fiduciary or other representative of such enterprise, shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("Loss") actually and reasonably incurred by him in connection with any such Proceeding to the full extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment). The Corporation shall indemnify any person seeking indemnity in connection with any Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. With respect to any Loss arising from Outside Service, the Corporation shall provide such indemnification only if and to the extent that (i) such other company, partnership, joint venture, trust, association or enterprise is not legally permitted or financially able to provide such indemnification, and (ii) such Loss is not paid pursuant to any insurance policy other than any insurance policy maintained by the Corporation.

          B. The right to be indemnified pursuant to the Bylaws shall include the right to be paid by the Corporation for expenses, including attorneys' fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, or employee, in which such director, officer or employee agrees to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under applicable law.

          C. The right of any director or officer (but not employee) to be indemnified or to the reimbursement or advancement of expenses pursuant to the Bylaws (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, and
(ii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

          D.   The right to be indemnified or to the
reimbursement or advancement of expenses pursuant to the Bylaws shall in no way be exclusive of any other rights of indemnification or advancement to which any such director, officer or employee may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

          E. Any person who is serving or has served as a director, officer, employee or fiduciary of (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation at the time of such service, or (ii) any employee benefit plan of the Corporation or any other such corporation, shall be deemed to be doing or have done so at the request of the Corporation."

          The Delaware General Corporation Law, Section 145, provides that a Delaware corporation has power to indemnify its officers, directors, employees and agents.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

          The Company purchases directors' and officers' liability insurance.

Item 16.  Exhibits
          ________

          4(A)  -   Certificate of Incorporation of Consolidated
                    Natural Gas Company (incorporated by
                    reference to Exhibit A-1 to the Application-
                    Declaration of the Registrant on Form U-1,
                    File No. 70-7811).

          4(B)  -   Dividend Reinvestment Plan (set forth in full
                    in the Prospectus to which reference is
                    hereby made.)

          *4(C) -   Authorization card.

          *5    -   Opinion of Counsel for Consolidated Natural
                    Gas Company as to the legality of the
                    securities being registered.

          12    -   Computation of Ratio of Earnings to Fixed
                    Charges. (Incorporated herein by reference to Exhibit 12 to the registrant's Form 10-K for the year ended December 31, 1994.)

         *23(A) -   Consent of Independent Accountants.

         *23(B) -   Consent of Independent Geologists.

         *23(C) -   Consent of Consulting Mining and Geological
                    Engineers.

         *23(D) -   Consents of Stephen E. Williams and/or
                    Norbert F. Chandler (included in opinion filed as Exhibit 5).

         *24        Power of Attorney.

__________

*  Filed herewith.

Item 17.  Undertakings
          ____________

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by
          section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and
          (1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effecitve amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offer of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company, pursuant to the provisions described under Item 15 above, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered hereby and the Securities Exchange Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
                           __________

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 2nd day of November, 1995.

                              CONSOLIDATED NATURAL GAS COMPANY
                                         (Registrant)


                              L. D. JOHNSON
                              Vice Chairman and
                                   Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                    TITLE                                     DATE

L.D. JOHNSON             Vice Chairman and Chief              November 2, 1995
                           Financial Officer and
                           Director (Principal
                           Financial Officer)

G.A. DAVIDSON, JR.       Chairman of the Board,     )
                           Chief Executive Officer  )
                           and Director (Principal  )
                           Executive Officer)       )
                                                    )
S.R. McGREEVY            Vice President, Accounting )
                           and Financial Control    )
                           (Principal Accounting    )
                           Officer)                 )
                                                    )
W.S. BARRACK, JR.        Director                   )
                                                    )
J.W. CONNOLLY            Director                   )
                                                    )
R.J. GROVES              Director                   )
                                                    )
P.E. LEGO                Director                   )
                                                    ) L.D. JOHNSON
                                                    )         November 2, 1995
M.A. McKENNA             Director                   )   As Attorney-in-Fact
                                                    )
S.A. MINTER              Director                   )
                                                    )
W.R. PEIRSON             Director                   )
                                                    )
R.P. SIMMONS             Director                   )
                                                    )
L. WYSE                  Director                   )